UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure.

On May 4, 2020, the Company informs its shareholders and other interested parties relative to new purchase orders received for consumable sanitary supplies and non-medical grade protective gear. Sugarmade, via its CarryOutSupplies.com operation, has begun to receive a substantial number of large purchase orders from both private and public institutions and businesses and in many cases, has begun to deliver products to the ordering customers.

As of the close of business on May 1, 2020, these purchase orders totaled in excess of ten million US dollars ($10,000,000).  Considering the Company’s revenue of $4,367,644 and $4,439,324 for the recently completed fiscal years ending June 30, 2019, and June 30, 2018, respectively, the Company believes the receipt of these purchase orders is potentially a material event and thus, puts forth these disclosures pursuant to Regulation FD.

Executives at the Company have identified numerous sources to supply the products with several factories having available capacity to meet a substantial portion, if not all, of these orders.  These supply sources include factories in both Vietnam and Southern China. In many cases, executives at Sugarmade have long standing relationship with these factories and the principal operators. While the Company will work toward delivering on as many of these purchase orders as is possible, airfreight transportation resources between Asia and Los Angeles, and relative to other routes, is at a premium with demand generally exceeding supply.  As a result of the current transportation constraints, the Company may be limited in its ability to fully deliver on orders being received.

There are numerous others risks to fulfilling the orders received. These include, but are not limited to availability of financing, ability for contracted factory operations to produce the products, access to adequate logistical resource, customs clearance, ability for the ordering party to pay and risks related to transportation of finished goods to end customers.

The Company advises all interested parties to reference its disclosure of Forward-Looking Statements, included herein, and our other disclosures and risk factors outlined in our periodic filings with the U.S. Securities & Exchange Commission, including Form 10-K for our most recently ending fiscal year ending on June 30, 2019.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s acquisition efforts will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: May 4, 2020	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer